UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
               SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. __)

Filed by the Registrant [X] Filed by a Party other than the Registrant
[ ] Check the appropriate box:
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     14A-6(E)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                  ACROSS AMERICA REAL ESTATE DEVELOPMENT CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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
                                TABLE OF CONTENTS

                                                                            Page

Introduction...............................................................

Outstanding Securities and Voting Rights...................................

Questions and Answers About the Meeting and Voting.........................

Security Ownership of Certain Beneficial Owners and Management.............

     Item 1:  Election of Directors........................................

Executive Officer and Key Employee.........................................

Indebtedness of Executive Officers and Directors...........................

Family Relationships.......................................................

Legal Proceedings..........................................................

The Board of Directors, Committees and Corporate Governance................

Executive Compensation and Related Matters.................................

Certain Relationships and Related Transactions.............................

Section 16(a) Beneficial Ownership Reporting Compliance....................

     Item 2:  Change of Corporate Name.....................................

     Item 3: Ratification of the Appointment of Independent Auditors.......

Form 10-KSB................................................................

Communications with Stockholders...........................................

Deadline for Future Proposals of Stockholders..............................

Other Matters Which May Come Before the Annual Meeting.....................

Solicitation of Proxies....................................................

                  ACROSS AMERICA REAL ESTATE DEVELOPMENT CORP.

                            NOTICE OF ANNUAL MEETING

                                       and

                                 PROXY STATEMENT

                                      2005


                  ACROSS AMERICA REAL ESTATE DEVELOPMENT CORP.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To be held July 19, 2005

TO THE STOCKHOLDERS OF ACROSS AMERICA REAL ESTATE DEVELOPMENT CORP.:

     You are cordially invited to the 2005 Annual Meeting of Stockholders of ACROSS AMERICA REAL ESTATE DEVELOPMENT CORP., which will be held at 8400 East Prentice Ave, Penthouse Suite, Greenwood Village, Colorado 80111 on Tuesday, July 19, 2005, beginning at 10:00 a.m., local time. The Annual Meeting will be held for the following purposes:

     1. To elect four members to our Board of Directors, each to hold office until the 2006 Annual Meeting and until his successor is elected and qualified;

     2. To amend our Articles of Incorporation to change our name to "Across America Real Estate Corp.", or a derivation thereof;

     3. To consider, approve and ratify the appointment of Cordovano and Honeck LLP as our independent auditors for the fiscal year ending December 31, 2005; and

     4. To transact such other business as may properly come before the meeting or any postponements or adjournments of the meeting.

     Our Board of Directors has fixed June 15, 2005 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments of the meeting, and only stockholders of record at the close of business on that date are entitled to this notice and to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available at the meeting and at our offices for ten days prior to the meeting.

     We hope that you will use this opportunity to take an active part in our affairs by voting on the business to come before the Annual Meeting, either by executing and returning the enclosed Proxy Card or by casting your vote in person at the meeting.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              Alexander V. Lagerborg
                                              President

Denver, Colorado
XXXX, 2005

STOCKHOLDERS UNABLE TO ATTEND THE ANNUAL MEETING IN PERSON ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. A STAMPED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. IF A STOCKHOLDER RECEIVES MORE THAN ONE PROXY CARD BECAUSE HE OR SHE OWNS SHARES REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY CARD SHOULD BE COMPLETED AND RETURNED.


                  ACROSS AMERICA REAL ESTATE DEVELOPMENT CORP.
                          1440 Blake Street, Suite 330
                             Denver, Colorado 80202
                                 (303) 893-1000

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                                  JULY 19, 2005

                                  INTRODUCTION

     This Proxy Statement is furnished to the stockholders by the Board of Directors of ACROSS AMERICA REAL ESTATE DEVELOPMENT CORP., for solicitation of proxies for use at the 2005 Annual Meeting of Stockholders at 8400 East Prentice Ave, Penthouse Suite, Greenwood Village, Colorado 80111 on Tuesday, July 19, 2005, at 10:00 a.m., local time, and at any and all adjournments of the meeting.

     The purpose of the Annual Meeting and the matters to be acted upon are set forth in the following Proxy Statement. As of the date of this Proxy Statement, our Board of Directors knows of no other business which will be presented for consideration at the Annual Meeting. A stockholder giving a proxy pursuant to this solicitation may revoke it at any time before it is exercised by submitting a duly executed proxy bearing a later date or by delivering to our Secretary a written notice of revocation prior to the Annual Meeting, or by appearing at the meeting and expressing a desire to vote his or her shares in person. Subject to such revocation, all shares represented by a properly executed proxy received prior to or at the Annual Meeting will be voted by the proxy holders whose names are set forth in the accompanying proxy in accordance with the instructions on the proxy. If no instruction is specified with respect to a matter to be acted upon, the shares represented by the proxy will be voted "FOR" the election of the nominees for director and "FOR" each other matter set forth in this Proxy Statement. If any other business properly comes before the meeting, votes will be cast in accordance with the proxies in respect of any such other business in accordance with the judgment of the persons acting under the proxies. 16,036,625

     It is anticipated that the mailing to stockholders of this Proxy Statement and the enclosed proxy will commence on or about XXXX, 2005.

                    OUTSTANDING SECURITIES AND VOTING RIGHTS

     Only stockholders of record at the close of business on the record date of June 15, 2005 are entitled to notice of and to vote at the Annual Meeting. At that date there were 16,036,625 outstanding shares of our common stock, par value $.001 per share, as our only outstanding voting securities. At the Annual Meeting, each share of common stock will be entitled to one vote.

     The representation, in person or by properly executed proxy, of the holders of a majority of the voting power of the shares of stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the meeting. Stockholders are not entitled to cumulate their votes. Abstentions and broker non-votes (shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. In the election of directors, holders of Common Stock are entitled to elect four directors with the four candidates who receive the highest number of affirmative votes being elected. Votes against a candidate and broker non-votes have no legal effect. In matters other than the election of directors, abstentions have the effect of votes against a proposal in tabulations of the votes cast on proposals presented to stockholders, while broker non-votes do not have any effect for purposes of determining whether a proposal has been approved.

                           QUESTIONS AND ANSWERS ABOUT
                          ABOUT THE MEETING AND VOTING

1.   WHAT IS A PROXY?

          It is your legal designation of another person to vote the stock that you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. Alexander V.Lagerborg, our President and Chief Executive Officer, and Charles J. Berling, our Executive Vice President, have been designated as proxies for the 2005 Annual Meeting of Stockholders.

2.   WHAT IS THE RECORD DATE AND WHAT DOES IT MEAN?

          The record date for the 2005 Annual Meeting of Stockholders is June 15, 2005. The record date is established by our Board of Directors as required by Colorado law and our By-laws. Stockholders of record (registered stockholders and street name holders) at the close of business on the record date are entitled to:

          (a)  receive notice of the meeting; and

          (b) vote at the meeting and any adjournments or postponements of the meeting.

3. WHAT IS THE DIFFERENCE BETWEEN A REGISTERED STOCKHOLDER AND A STOCKHOLDER WHO HOLDS STOCK IN STREET NAME?

     If your shares of stock are registered in your name on the books and records of our transfer agent, you are a registered stockholder.

     If your shares of stock are held for you in the name of your broker or bank, your shares are held in street name. The answer to Question 14 describes brokers' discretionary voting authority and when your bank or broker is permitted to vote your shares of stock without instructions from you.

4. WHAT ARE THE DIFFERENT METHODS THAT I CAN USE TO VOTE MY SHARES OF COMMON STOCK?

     (a)  In Writing:

          All stockholders of record can vote by mailing in their completed proxy card (in the case of registered stockholders) or their completed vote instruction form (in the case of street name holders).

     (b)  In Person:

          All stockholders may vote in person at the meeting (unless they are street name holders without a legal proxy).

5.   HOW CAN I REVOKE A PROXY?

     You can revoke a proxy prior to the completion of voting at the meeting by:

     (a)  giving written notice to our Secretary;

     (b)  delivering a later-dated proxy; or

     (c)  voting in person at the meeting.

6.   ARE VOTES CONFIDENTIAL? WHO COUNTS THE VOTES?

     We will hold the votes of each stockholder in confidence from directors, officers and employees except:

     (a) as necessary to meet applicable legal requirements and to assert or defend claims for or against us;

     (b)  in case of a contested proxy solicitation;

     (c) if a stockholder makes a written comment on the proxy card or otherwise communicates his or her vote to management; or

     (d) to allow the independent inspectors of election to certify the results of the vote.

7. WHAT ARE THE VOTING CHOICES WHEN VOTING ON DIRECTOR NOMINEES, AND WHAT VOTE IS NEEDED TO ELECT DIRECTORS?

     When voting on the election of director nominees to serve until the 2006 Annual Meeting of Stockholders, stockholders may:

     (a)  vote in favor of all nominees;

     (b)  vote to withhold votes as to all nominees; or

     (c)  withhold votes as to specific nominees.

     Directors will be elected by a plurality of the votes cast.

     Our Board recommends a vote "FOR" all of the nominees.

8.   WHY ARE WE CHANGING OUR CORPORATE NAME?

     We believe that the proposed name "Across America Real Estate Corp." more accurately reflects our business operations than does our current name.

9. WHAT ARE THE VOTING CHOICES WHEN VOTING ON THE APPROVAL OF THE CORPORATE NAME CHANGE, AND WHAT VOTE IS NEEDED TO APPROVE?

     When voting on the change of our corporate name to "Across America Real Estate Corp.," stockholders may:

     (a)  vote in favor of the name change;

     (b)  vote against the name change; or

     (c)  abstain from voting on the name change.

     The plan will be approved if the votes cast "FOR" are a majority of the votes present at the meeting. The Board recommends a vote "FOR" the name change.

10. WHAT ARE THE VOTING CHOICES WHEN VOTING ON THE RATIFICATION OF THE SELECTION OF CORDOVANO AND HONECK, LLP, AND WHAT VOTE IS NEEDED TO RATIFY ITS SELECTION?

     When voting on the ratification of the selection of Cordovano and Honeck, LLP as our independent auditors, stockholders may:

     (a)  vote in favor of the ratification;

     (b)  vote against the ratification; or

     (c)  abstain from voting on the ratification.

     The selection of the independent auditors will be ratified if the votes cast "FOR" are a majority of the votes present at the meeting. The Board recommends a vote "FOR" this proposal.

11. WHAT IF A STOCKHOLDER DOES NOT SPECIFY A CHOICE FOR A MATTER WHEN RETURNING A PROXY?

     Stockholders should specify their choice for each matter on the enclosed proxy. If no specific instructions are given, proxies which are signed and returned will be voted FOR the election of all director nominees and FOR the proposal to ratify the selection of Cordovano and Honeck, LLP.

12.  WHO IS ENTITLED TO VOTE?

     You may vote if you owned stock as of the close of business on June 15, 2005. Each share of our common stock is entitled to one vote. As of June 15, 2005, we had 16,036,625 shares of common stock outstanding.

13.  WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

     It means that you have multiple accounts with brokers or our transfer agent. Please vote all of these shares. We recommend that you contact your broker or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Corporate Stock Transfer, Inc., 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209, or you can reach Corporate Stock Transfer at (303) 282-4800.

14.  WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY?

     If your shares are registered in your name, they will not be voted unless you submit your proxy card, or vote in person at the meeting. If your shares are held in street name, your bank, brokerage firm or other nominee, under some circumstances, may vote your shares. Brokerage firms, banks and other nominees may vote customers' unvoted shares on "routine" matters. Generally, a broker may not vote a customer's unvoted shares on non-routine matters without instructions from the customer and must instead submit a "broker non-vote." A broker non-vote is counted toward the shares needed for a quorum, but it is not counted in determining whether a matter has been approved.

15.  ARE ABSTENTIONS AND BROKER NON-VOTES COUNTED?

     Broker non-votes will not be included in vote totals and will not affect the outcome of the vote. In matters other than the elections of directors, abstentions have the effect of votes against a proposal in tabulations of the votes cast on proposals presented to stockholders.

16.  HOW MANY VOTES MUST BE PRESENT TO HOLD THE MEETING?

     To hold the meeting and conduct business, a majority of the quorum at the shareholder meeting on July 19, 2005 must be present at the meeting. The quorum is one-third of the issued and outstanding shares entitled to vote at the meeting. On this date, a total of 16,036,625 shares of our common stock were outstanding and entitled to vote. Shares representing a majority of the quorum present, or approximately 5,293,000 votes, must be present.

     Votes are counted as present at the meeting if the stockholder either:

          (a)  Is present and votes in person at the meeting, or

          (b)  Has properly submitted a proxy card.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as to the shares of our common stock beneficially owned as of June 15, 2005 by (i) each person known to us to be the beneficial owner of more than 5% of our common stock; (ii) each director and nominee for director; (iii) each executive officer; and (iv) all of our directors and executive officers as a group. Unless otherwise indicated in the footnotes following the table, the persons as to whom the information is given had sole voting and investment power over the shares of common stock shown as beneficially owned by them.

Name and Address                Amount and Nature of           Percent of
of Beneficial Owner             Beneficial Ownership (1)(2)      Class
-------------------             ------------------------          -----
GDBA Investments, LLLP(3)             10,557,500                  65.8%
1440 Blake Street, Suite 310
Denver, Colorado 80202

Sarmat, LLC(4)                         3,255,000                  20.3%
1440 Blake Street, Suite 310
Denver, Colorado 80202

Alexander V. Lagerborg(5)                396,000                   2.5%
1440 Blake Street, Suite 330
Denver, Colorado 80202

Joni K. Troska(6)                         22,000                    .1%
1440 Blake Street, Suite 330
Denver, Colorado 80202

Charles J. Berling                        35,000                    .2%
1440 Blake Street, Suite 330
Denver, Colorado 80202

Eric Balzer(7)                           225,000                   1.4%
1440 Blake Street, Suite 330
Denver, Colorado 80202

Daniel J. Wilhelm                          -0-                      -0-
1440 Blake Street, Suite 330
Denver, Colorado 80202

All Officers and Directors as a Group    678,000                   4.2%
(five persons)

-------------------

(1)  All ownership is beneficial and of record, unless indicated otherwise.

(2) Beneficial owners listed above have sole voting and investment power with respect to the shares shown, unless otherwise indicated.

(3) A total 10,557,500 shares are owned of record. GDBA Investments, LLLP is controlled by Mr. Brent Backman. Mr. Backman's only role with us is as an indirect investor. Does not include a total of 10,000 shares are owned in the name of adult children of Mr. Backman, for which he and GDBA Investments, LLLP disclaim beneficial ownership, or a total of 170,000 shares which are owned in the name of GDBA RE One, LLC, an entity owned by GDBA Investments, LLLP and Sarmat LLC.

(4) A total of 2,055,000 of these shares are owned of record. Sarmat, LLC is controlled by Mr. Brian Klemsz. Mr. Klemsz's only role with us is as an indirect investor. A total of 1,200,000 shares are owned in the name of family members of Mr. Klemsz. Does not include a total of 170,000 shares, which are owned in the name of GDBA RE One, an entity owned by Sarmat, LLC and GDBA Investments, LLLP.

(5) Includes 185,000 shares owned of record by Mr. Lagerborg and 1,000 shares owned of record by Mr. Lagerborg's family members, for which he disclaims beneficial ownership. In addition, Mr. Lagerborg has purchased from GDBA RE One, LLC a total of 210,000 shares of our common stock in a private transaction at a price of $.01 per share on February 1, 2004. GDBA RE One, LLC is an entity owned by GDBA Investments, LLLP and Sarmat LLC. GDBA RE One, LLC will have the right to reacquire these shares for the original purchase price if Mr. Lagerborg leaves his employment during the first three years of his employment, subject to certain exceptions. If Mr. Lagerborg leaves during the first year, all shares can be reacquired. If Mr. Lagerborg leaves during the second year, 120,000 shares can be reacquired. And if Mr. Lagerborg leaves during the third year, 60,000 shares can be reacquired.

(6) Includes 10,000 shares owned of record by Ms. Troska and 12,000 shares owned of record by Ms. Troska's husband, for which she disclaims beneficial ownership.

(7) A total of 150,000 shares are owned in the name of an affiliated entity. A total of 75,000 shares are owned in the name of Mr. Balzer's son. Mr. Balzer disclaims beneficial ownership of these shares.

     None of the minority members of our subsidiaries own five percent or more of us.

ITEM 1: ELECTION OF DIRECTORS

     Pursuant to our Articles of Incorporation and our Bylaws, the holders of our common stock may elect our four directors. All nominees have advised us that they are able andwilling to serve as directors. However, if any nominee is unable to or for good cause will not serve, the persons named in the accompanying proxy will vote for any other person nominated by our Board of Directors.

     Except as set forth below, no arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a director or nominee.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                       "FOR" THE ELECTION OF THE NOMINEES
                                  LISTED BELOW.

     The following table sets forth the names and ages of the nominees of our Board of Directors.

                   NAME                             AGE
                   ----                             ---

        Alexander V. Lagerborg                       58

        Charles J. Berling                           61

        Eric Balzer                                  57

        Daniel J. Wilhelm                            61

     The principal occupations for the past five years (and, in some instances, for prior years) of each of our directors are as follows:

     Mr. Lagerborg has been the President of Across America Real Estate Development since February 2004. He became a Director in April, 2004. He has been involved with the Company since its inception. From March 1999 through January 2004 Mr. Lagerborg served as President of Capital Strategies Network, an investor relations firm that provided investor relation counsel on a national basis to publicly traded companies. From 1997 until 1999 Mr. Lagerborg served as Director of Investor Relations for Recycling Industries a publicly traded national metal recycling company. Mr. Lagerborg also served as Executive Vice President and co-founder of Landmark Title Services Corporation a regional real estate title insurance company. Mr. Lagerborg received a Bachelor of Arts degree in economics from The Colorado College in 1969 and has done graduate work in business at the University of Southeast Missouri.

     Charles J. Berling has been a Director since April, 2004. He became Executive Vice President and Managing Director of Operations in December, 2004. He has extensive experience in the real estate industry and related operational and development experience. He has served as the Director of Real Estate for All Terrain Property Funds since 2003. This is a private company which acquires distress real estate properties. He also has owned and managed Berling Equities LLC, a real estate development, consulting and Real Estate Services Company since 1992. Mr. Berling also serves as a member of the board of directors of Matrix Capital Bank and is a member of the Urban Land Institute and the University of Colorado Real Estate Council. He has been responsible for developing more than 17 million square feet and $2 Billion of commercial real estate in major markets throughout the United States, while holding executive positions with Homart Development Co., Glacier Park Co. and BetaWest Properties. Mr. Berling is a 1965 graduate of Princeton University.

     Mr. Balzer has been a Director of ours since our inception. He also has served as a member of the Board of Directors and Chairman of the Audit Committee of Ramtron International Corporation (RMTR), a NASDAQ National Market Company which designs specialized semiconductor products, from September, 1998 to 2004. In 2004, he became its Chief Financial Officer. Mr. Balzer was Senior Vice-President of Operations at Advanced Energy Industries (AEIS)from 1990 to 1999. Prior to joining Advanced Energy, Mr. Balzer was the Controller and, later, the Material and Manufacturing Manager of the Colorado Springs facility for International Business Machines (IBM). In addition to Advanced Energy, he has been a senior manager in one other successful start-up company, Colorado Manufacturing Technology, Inc., which was subsequently sold. His experience also includes financial oversight responsibilities for $1.5 Billion of cost plus construction programs with Shell Oil Company. Mr. Balzer currently manages his own residential real estate development and property management companies. These companies are known as Antares Development,LLC which has been in business since November, 1997 and Antares Property Management, Inc., which has been in business since July, 1999.

     Mr. Wilhelm has been a Director of ours since May, 2005. He has had over 30 years experience as a senior executive in the real estate development and property management industry. He currently owns and manages approximately 120,000 square feet of commercial office buildings primarily occupied by the U.S. Department of Homeland Security and Arizona Department of Education. He recently sold 384 units of apartments which he had owned and managed for the past five years. He is currently co-owner and managing member of DOXA Arizona, DOXA Central and DOXA Facility Solutions, which are investment and operating entities owned by the Porsche family of Salzburg, Austria. As founder and Chief Executive Officer of Eagle Western Management Company, he established an excellent reputation for improving the position and enhancing the value of the assets owned by its clients. Mr Wilhelm sold his company to Grubb & Ellis in a transaction completed in 2002. In addition he has served as a board member of Southwest Leadership Foundation since 1988 and was Chief Executive Officer from 2002-2004. Mr. Wilhelm has held a real estate broker's license since 1973. He has a B.S. degree from the University of San Diego.

                       EXECUTIVE OFFICER AND KEY EMPLOYEE

     The following table sets forth the names and age of our executive officer who is not also a director.


         NAME                AGE        POSITION
         ----                ---        --------

   Joni K. Troska            45       Secretary-Treasurer,
                                      Chief Financial Officer

     The principal occupation for the past five years and for prior years of our executive officer who is not also a director:

     Ms. Troska has been our Secretary-Treasurer and Chief Financial Officer since our inception. Prior to that time, she started SP Business Solutions, a business consulting service, in April, 2002. Prior to that date, she was employed for fourteen years as the General Accounting Manager and financial liaison for software implementations and acquisition integration by Advanced Energy Industries, Inc., a public international electronics manufacturing company, in Fort Collins, Colorado.

                INDEBTEDNESS OF EXECUTIVE OFFICERS AND DIRECTORS

     No executive officer, director or any member of these individuals' immediate families or any corporation or organization with whom any of these individuals is an affiliate is or has been indebted to us since the beginning of our last fiscal year.

                              FAMILY RELATIONSHIPS

     There are no family relationships among our executive officers and directors.

                                LEGAL PROCEEDINGS

     As of the date of this Proxy Statement, there are no material proceedings to which any of our directors, executive officers, affiliates or stockholders is a party adverse to us.

           THE BOARD OF DIRECTORS, COMMITTEES AND CORPORATE GOVERNANCE

     Our Board of Directors is responsible for establishing broad corporate policies and for overseeing our overall management. In addition to considering various matters which require Board approval, the Board provides advice and counsel to, and ultimately monitors the performance of, our senior management.

     We have not established an Audit Committee, a Compensation Committee, a Nominations and Governance Committee or an Executive Committee. Our Board of Directors, as a whole, functions in this capacity.

     During 2004, the Board of Directors met three times. Each nominee for director attended more than 75% of the Board of Directors meetings and the meetings of Board committees on which he served. While we do not have a formal policy requiring members of the Board to attend the Annual Meeting of Stockholders, we strongly encourage all directors to attend.


                   EXECUTIVE COMPENSATION AND RELATED MATTERS

     Beginning in February, 2004, our President, Mr. Lagerborg receives a salary of $120,000 per annum, plus an incentive compensation bonus calculated by taking the profit distributed to us on each development project and multiplying the profit by 6%. This bonus will be paid on a cumulative basis and paid quarterly. If a project is not profitable and we have a loss on a project, the loss will be calculated in the formula and will be deducted from compensation. We reimburse Mr. Lagerborg for all necessary and customary business related expenses.

     Mr. Lagerborg has purchased from GDBA RE One, LLC a total of 210,000 shares of our common stock in a private transaction at a price of $.01 per share on February 1, 2004. GDBA RE One, LLC is an entity owned by GDBA Investments, LLLP and Sarmat LLC. GDBA RE One, LLC will have the right to reacquire these shares for the original purchase price if Mr. Lagerborg leaves his employment during the first three years of his employment, subject to certain exceptions. If Mr. Lagerborg leaves during the first year, all shares can be reacquired. If Mr. Lagerborg leaves during the second year, 120,000 shares can be reacquired. And if Mr. Lagerborg leaves during the third year, 60,000 shares can be reacquired. Beginning in December, 2004, Mr. Berling, our Executive Vice President and Managing Director of Operations receives a salary of $110,000 per year.

     We have no plans or agreements which provide health care, insurance or compensation on the event of termination of employment or change in our control.

     In 2004, we pay our non-management Directors $500 for each Board meeting they attend and reimburse them for any out-of-pocket expenses incurred by them in connection with our business. Beginning in 2005, we will pay our non-management Directors $2,000 for each Board meeting they attend.

     Our directors anticipate that our business plan can be implemented by their collectively devoting approximately twenty hours per month to our business affairs. Consequently, conflicts of interest may arise with respect to the limited time commitment of such directors. These officers will use their best judgments to resolve all such conflicts.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Until January, 2005, we conducted our operations within the headquarters of GDBA Investments, LLLP ("GDBA"), our principal shareholder. We used its office space, for which we pay rent of $250 per month under an operating lease to rent office space. The term of the lease commenced June 1, 2003 and expired December 31, 2003, but was extended for an additional year on the same terms. As of December 31, 2004, we owe GDBA a total of $4,750 in lease payments.

     In June, 2003, we and GDBA entered into a three year agreement to fund our real estate projects. Under this agreement, we may borrow up to $2,000,000 for our projects. Each loan will be secured only by the properties against which the loans are made. We will not provide any loan guarantees. The interest rate on the loans and other terms will be negotiated with each loan transaction. GDBA has also agreed, if necessary, assist us with obtaining additional capital over and above the $2,000,000, up to an additional maximum amount of $6,000,000 from an institutional lender of construction financing by co-signing on our behalf. This additional amount will be available for the three years of the agreement and after we have depleted all of the original $2,000,000 under our agreement to fund.

     On November 26, 2004, we and GDBA entered into an updated three year agreement to fund our real estate projects. This agreement supercedes and terminates all other funding agreements, including, without limitation, an Agreement to Fund between the same parties dated as of June 5, 2003.Under this new agreement, we may borrow up to $7,000,000 for our projects. Each loan will be secured only by the properties against which the loans are made. We will not provide any loan guarantees. The interest rate on the loans and other terms will be negotiated with each loan transaction. GDBA has also agreed, if necessary, assist us with obtaining additional capital over and above the $7,000,000, up to an additional maximum amount of $18,000,000 from an institutional lender of construction financing by co-signing on our behalf. This additional amount will be available for the three years of the agreement and after we have depleted all of the original $7,000,000 under our agreement to fund. The highest amount borrowed under this Agreement was $4,628,600, with a rate of interest at 4.25%. As of December 31, 2004, $3,258,473 was outstanding under this loan.

     During the nine months ended September 30, 2004, GDBA loaned CCPII and CCPIII $592,252, which was subject to a 1.0 percent origination fee and a 4.0 percent interest rate, and $777,875, which was subject to a 1.25 percent origination fee and an interest rate of one-half of one percent (.5%) over the prime rate, as published by the Wall Street Journal on the date the interest was paid respectively, for real estate development projects. Both loans were repaid in full as of September 30, 2004.

     On September 30, 2004, GDBA loaned us $100,000 to be used toward a deposit on another real estate project. The loan incurs interest at the prime rate, as published by Wells Fargo, and matures on January 19, 2005. The $100,000 balance is included in the accompanying consolidated financial statements as "Indebtedness to related party".

     In July, 2004 we entered into a non-exclusive letter of intent with Carwash Management and Development, Inc.(now known as Mercury Car Wash, Inc.), a company in which GDBA is a major shareholder, to develop express car washes in North America. Under this letter of intent, we have a first right of refusal to build and fund 72 build to suit express car washes in the next three years at an average cost of approximately $1,850,000 per facility.

     In March, 2004, we entered into an agreement with Cross Country Properties III, LLC ("CCPIII"), a Georgia limited liability company, through our wholly-owned subsidiary, CCI Southeast, LLC, to fund an additional real estate development project. We hold a 50 percent ownership interest in CCPIII and had a 50 percent profit-participation interest in the project. An unaffiliated third party organization, the Moody Group, LLC, owned the remaining 50 percent and had a 50 percent profit-participation interest in the project. CCPIII built a 7,000 square foot retail building, which was occupied by Advance Auto Parts Stores, who signed a fifteen year lease at $11.04 per square foot. The cost of construction, including the cost of land for this building project was $834,966. In addition, we arranged a construction loan of $777, 875 from GDBA through our CCI Southeast, LLC subsidiary to fund the construction of this building for Advance Auto Parts. The construction loan interest was the prime rate, as published by the Wall Street Journal on the date the interest is paid, plus one-half of one percent (.5%) per annum and a loan origination fee in to GDBA in the amount of 1.25 percent. The principal, interest and fee was payable upon the earlier of nine months or twelve months, based on certain contingencies, but in any case, not later than February 28, 2007. On August 10, 2004, CCPIII closed the sale of its building for a price of $1,078,090. Following the sale, CCPIII paid off all principal, interest and fees related to the outstanding debt. Interest expense (including the origination fee) on the project totaled $8,054.

     On October 1, 2004, we entered into an arrangement with S&O Development, LLC, an unaffiliated builder and developer of commercial property. We and S&O intend to develop an express tunnel carwash located in Littleton, Colorado with an approximate cost of $1,850,000. The parties have formed a limited liability company for the development of the identified property. The name of the limited liability company is Riverdale Carwash Lot3A, LLC. S&O Development will own 49.9% of the LLC and AARD will own 50.1% of the LLC. The parties will split the profits each 50% from the proceeds of the sale of the project after all development and construction costs and interest and fee expenses are paid and settled. We will receive the first $60,000 of profit; S&O will receive the next $60,000 of profit; then the entities will divide the remainder based upon the 50/50 profit split. We expect to start funding this project immediately.

     On November 10, 2004, we (through our wholly-owned subsidiary, CCI Corona) entered into an arrangement with Charmar. We and Charmar intend to develop a restaurant located in Corona, California. The parties have formed a limited liability company for the development of the identified property. The name of the limited liability company is L-S Corona Pointe, LLC ("L-S Corona"). Charmar owns 49.9% of the LLC and CCI Corona owns 50.1% of the LLC. The parties will allocate the profits from the proceeds of the sale of the project after all development and construction costs and interest and fee expenses are paid and settled. We will receive the first $171,400 of profit; Charmar will receive the next $80,000 of profit; then the entities will divide the remainder based upon a 50/50 profit split.

     During November and December, 2004, we disbursed $80,000 to Mercury Car Wash, Inc., formerly known as Carwash Management, Inc., a company in which GDBA is a major shareholder. We received five promissory notes in exchange for the disbursements. The note proceeds are to be used to fund the initial costs related to the development of five car washes in the Denver and Fort Collins, Colorado metropolitan areas. Each note has a 12 percent interest rate per annum and is due on demand. If a note is not paid when declared due, the outstanding principal and accrued interest on the note will draw interest at 15 percent per annum. As of December 31, 2004, all $80,000 remained outstanding and accrued interest receivable on the notes totaled $1,297.

     Effective December 3, 2004, we and Aquatique Industries, Inc.(Aquatique), entered into a letter of intent which gives us a first right of refusal to build and fund five build-to-suit retail properties in the next three years at an average cost of $1,750,000 per property. Significant terms of the letter intent provide that Aquatique would pay rental or lease payments for developed facilities based upon current market rates. We would agree to fund or secure funding for the land, site improvements, facility, equipment and construction interest expense, in addition to agreed upon soft cost and expenses. The CEO of Aquatique is a former director of ours. GDBA Investments LLLP, our major shareholder, owns 60% of Aquatique Industries.

     In all of our transactions with affiliates, we examine current market conditions in an attempt to develop terms and conditions no less favorable than could be negotiated in an arms-length transaction.

     Except for Mr. Lagerborg, all of our officers and directors are involved in other real estate projects. This involvement could be the basis for conflicts of interest. Everyone will use their best efforts to minimize the impact of such conflicts including, but not limited to, refraining from considering or voting on projects which may give rise to personal conflicts.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the Exchange Act, our directors, our executive officers, and any persons holding more than 10% of our common stock are required to report their ownership of the common stock and any changes in that ownership to the Commission. Specific due dates for these reports have been established and we are required to report in this Proxy Statement any failure to file by these dates during the fiscal year ended December 31, 2004. All of these filing requirements were satisfied by our directors, officers and 10% holders. In making these statements, we have relied on the written representations of our directors, officers and our 10% holders and copies of the reports that they have filed with the Commission.

ITEM 2:  CHANGE OF CORPORATE NAME

     Our Board of Directors has approved, subject to stockholder approval at this meeting, an amendment to our Articles of Incorporation to change our corporate name from "Across America Real Estate Development Corp." to "Across America Real Estate Corp.", or a derivation thereof. We believe that the proposed name more accurately reflects our business operations. Accordingly, our Board of Directors believes it would be appropriate and in the best interests of our company and stockholders to change our corporate name to "Across America Real Estate Corp."

     If the name change is approved by our stockholders, the trading symbol for our common stock on the OTC Bulletin Board changed from "AARD.OB" to another symbol. The currently outstanding stock certificates evidencing shares of our common stock bearing the name "Across America Real Estate Corp." will continue to be valid and represent our shares following the name change. Following completion of the name change, you will be contacted on how to exchange your existing stock certificates for new stock certificates bearing the new name, if you wish. Your current stock certificates will continue to represent shares of our common stock and will not be affected by the name change.

     The Board recommends a vote FOR this proposal.

ITEM 3: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

     We appointed Cordovano and Honeck, LLP to serve as independent auditors for the year ending December 31, 2005. Cordovano and Honeck, LLP has served as our independent auditors since our inception, and is considered by our management to be well qualified.

     The firm of Cordovano and Honeck, LLP, Certified Public Accountants, billed an aggregate of $11,760 for the year ended December 31, 2004 for professional services rendered for the audit of our annual financial statements and review of the financial statements included in its quarterly reports.

     We do not have an audit committee and as a result our entire board of directors performs the duties of an audit committee. Our board of directors evaluates the scope and cost of the engagement of an auditor before the auditor renders audit and non-audit services.

     The Board recommends a vote FOR the appointment of the firm of Cordovano and Honeck, LLP as independent auditors.


                                   FORM 10-KSB

UPON WRITTEN REQUEST OF ANY PERSON ENTITLED TO VOTE AT THE MEETING, ADDRESSED TO US, ATTENTION: SECRETARY, ACROSS AMERICA REAL ESTATE DEVELOPMENT CORP., 1440 BLAKE STREET, SUITE 330, DENVER, COLORADO 80202, WE WILL PROVIDE WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 2004, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                        COMMUNICATIONS WITH STOCKHOLDERS

     Anyone who has a concern about our conduct, including accounting, internal accounting controls or audit matters, may communicate directly with our Chief Executive Officer or our non-management directors. Such communications may be confidential or anonymous, and may be submitted in writing addressed care of Joni Troska, Chief Financial Officer, ACROSS AMERICA REAL ESTATE DEVELOPMENT CORP., 1440 Blake Street, Suite 330, Denver, Colorado 80202. All such concerns will be forwarded to the appropriate directors for their review, and will be simultaneously reviewed and addressed by the proper executive officers in the same way that other concerns are addressed by us.

                  DEADLINE FOR FUTURE PROPOSALS OF STOCKHOLDERS

     Proposals that a stockholder desires to have included in our proxy materials for our 2006 Annual Meeting of Stockholders must comply with the applicable rules and regulations of the Commission, including that any such proposal must be received by our Secretary at our principal office no later than January 16, 2006. It is suggested that such proposals be sent by Certified Mail, Return Receipt Requested. Our By-laws require a stockholder to give advance notice of any business, including the nomination of candidates for the Board of Directors, which the stockholder wishes to bring before a meeting of our stockholders. In general, for business to be brought before an annual meeting by a stockholder, written notice of the stockholder proposal or nomination must be received by our Secretary not more than 180 days prior to the anniversary of the preceding year's annual meeting. With respect to stockholder proposals, the stockholder's notice to our Secretary must contain a brief description of the business to be brought before the meeting and the reasons for conducting such business at the meeting, as well as other information set forth in our By-laws or required by law. With respect to the nomination of a candidate for the Board of Directors by a stockholder, the stockholder's notice to our Secretary must contain certain information set forth in our By-laws about both the nominee and the stockholder making the nominations. If a stockholder desires to have a proposal included in our proxy materials for our 2006 Annual Meeting of Stockholders and desires to have such proposal brought before the same annual meeting, the stockholder must comply with both sets of procedures described in this paragraph. Any required written notices should be sent to ACROSS AMERICA REAL ESTATE DEVELOPMENT CORP., 1440 Blake Street, Suite 330, Denver, Colorado 80202 Attn: Secretary.

             OTHER MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING

     We know of no other matters to be presented at the Annual Meeting, but if any other matters should properly come before the meeting, it is intended that the persons named in the accompanying form of proxy will vote the same in accordance with their best judgment and their discretion, and authority to do so is included in the proxy.

                             SOLICITATION OF PROXIES

     The expense of this solicitation of proxies will be borne by us. Solicitations will be made only by use of the mail except that, if deemed desirable, our officers and regular employees may solicit proxies by telephone, telegraph or personal calls. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the stock held of record by such persons and we will reimburse them for their reasonable expenses incurred in this effort.


BY ORDER OF THE BOARD OF DIRECTORS

                                          Alexander V. Lagerborg
                                          President

                        ANNUAL MEETING OF STOCKHOLDERS OF

                  ACROSS AMERICA REAL ESTATE DEVELOPMENT CORP.

                                  July 19, 2005

PROXY                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Alexander V. Lagerborg and Charles J. Berling, and each of them, as proxies, each with the power to appoint his or her substitute, and authorizes each of them to represent and to vote, as designated on the reverse side hereof, all shares of Common Stock of ACROSS AMERICA REAL ESTATE DEVELOPMENT CORP., held of record by the undersigned at the close of business on June 15, 2005, at the Annual Meeting of Stockholders to be held at 10:00 a.m.
on July 19, 2005, at 8400 East Prentice Ave, Penthouse Suite, Greenwood Village, Colorado 80111 and at any adjournment thereof. Any and all proxies heretofore given are hereby revoked.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

1. ELECTION OF DIRECTORS:       FOR             WITHHOLD AUTHORITY
                                [_]                    [_]


(TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
STRIKE A LINE THROUGH THAT NOMINEE'S NAME IN THE LIST BELOW)

Nominees are:           Alexander V. Lagerborg, Charles J. Berling,
                        Eric Balzer, and Daniel J. Wilhelm

2. PROPOSAL TO CHANGE OUR CORPORATE NAME TO "ACROSS AMERICA REAL ESTATE CORP., OR A DERIVATION THEREOF.

            FOR       AGAINST         ABSTAIN
            [_]        [_]              [_]


3. PROPOSAL TO RATIFY APPOINTMENT OF CORDOVANO AND HONECK LLP AS INDEPENDENT AUDITORS.

            FOR       AGAINST         ABSTAIN
            [_]        [_]              [_]


4. In their discretion, the proxies are authorized to vote on such other business as may property come before the meeting

Signature:                                        Date:
           -----------------------                      ------------------

NOTE: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized persons.